Exhibit 16.1

                      (Grassi & Co., CPAs, P.C. Letterhead)



November 11, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

     We have read the statements made by iGames Entertainment Inc., which was provided to us on November 11, 2002 (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 11, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Grassi & Co., CPAs, P.C
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    Grassi & Co., CPA's, P.C